UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2014

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On April 3, 2014, the Compensation Committee and Board of Directors of Pier 1 Imports, Inc. (the “Company”), approved the Company’s short-term and long-term incentives for executive officers for fiscal year 2015.

The Company’s named executive officers, Alexander W. Smith, Charles H. Turner, Michael R. Benkel, Catherine David, and Sharon M. Leite, will each be eligible to receive short-term and long-term incentives for fiscal year 2015.

The short-term incentive provides for the executive’s receipt of a performance-based cash award pursuant to Pier 1 Imports' 2006 Stock Incentive Plan, which allows for cash performance awards in addition to stock based awards. Eighty percent of the incentive is based on a performance measure of the Company’s adjusted consolidated operating cash earnings before interest, taxes, depreciation and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges nor recurring non-cash items.  This performance measure is called the "Profit Goal" in the incentive agreement and the actual amount realized by the Company is referred to as the “Realized Profit.” Twenty percent of the award is based on a performance measure of the Company’s e-Commerce sales.  This performance measure is called the “e-Commerce Sales Goal” in the incentive agreement.

The short-term cash incentive for each of the named executive officers is expressed as a percentage of the executive's fiscal year 2015 annual base salary. Mr. Smith's annual incentive potential is 115% of his annual base salary, Mr. Turner’s annual incentive potential is 80% of his annual base salary, and each of the other named executive officer's annual incentive potential is 75% of her or his annual base salary.

Each short-term cash incentive is designed to provide a cash payment on the following basis:

●	10% of the named executive officer's annual incentive potential if the Company satisfies the threshold annual Profit Goal, increasing to

●	100% of the named executive officer's annual incentive potential if the Company satisfies the target annual Profit Goal and the target annual e-Commerce Sales Goal, increasing to

●	250% of the named executive officer's annual incentive potential if the Company satisfies the maximum annual Profit Goal and the maximum annual e-Commerce Sales Goal.

Earned cash incentives are payable at the end of fiscal year 2015 if the Company’s Realized Profit for fiscal 2015 is within the above ranges.  The named executive officer must be employed by Pier 1 Imports on the last day of the applicable performance period to receive an award.

The long-term incentive provides the opportunity to receive restricted stock awards pursuant to the Pier 1 Imports 2006 Stock Incentive Plan. Each of the Company’s named executive officers other than Mr. Smith will be granted a fiscal year 2015 long-term equity incentive award of restricted stock on April 11, 2014, which will vest as follows:

●	Approximately 40% of the shares will vest one-third per year on the anniversary date of the grant;

●
Approximately 35% of the shares will vest (i) one-third upon the Company satisfying the Profit Goal for the fiscal year in which the grant occurred, and (ii) one-third for each of the following two fiscal years upon the Company satisfying the Profit Goal for the respective fiscal year.

Vesting is prorated between a threshold Profit Goal and the target Profit Goal if a Profit Goal target is only partially met. Over a three-year performance (vesting) period, if the Company’s aggregate Realized Profit for any two consecutive fiscal years occurring during the three-fiscal year period covered by the award equals or exceeds the sum of the Profit Goals for those two fiscal years, then any portion of any shares that did not vest in the first fiscal year will vest at the time the shares vest for the second fiscal year. Further, if the Company’s aggregate Realized Profit  for the three-fiscal year period covered by the award equals or exceeds the sum of the Profit Goals for those three fiscal years, then all of the shares subject to the award that did not vest in prior years will vest at the time the shares vest for the third fiscal year;

●
Approximately 15% of the shares will vest within a range of 50% - 250% of such shares after the Company’s fiscal year 2017 based on a percentage of the Company’s e-Commerce sales to total sales for fiscal year 2017 and provided the Company achieves a threshold level of total sales for fiscal year 2017; and

●
Approximately 10% of the shares will vest within a range of 50% - 250% of such shares at the end of the Company’s fiscal year 2017 based on the Company’s percentile ranking within the rankings of the annual equivalent return of the total shareholder returns of the Company and peer group companies using the average closing stock price of the Company and the peer group companies during the twenty trading days at the beginning of fiscal year 2015 and the average closing stock price during the twenty trading days at the end of fiscal year 2017.  The peer group is comprised of the companies in the Russell 1000 Specialty Retail Index, with the addition of any other specialty retailers in the Company’s peer group for executive compensation purposes.

The named executive officer must be employed by Pier 1 Imports on the grant date and each vesting date to receive the award. Mr. Smith’s long-term incentives are governed by his employment agreement.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)
On April 3, 2014 the Company adopted a policy with respect to the recovery of incentive compensation, commonly referred to as a “clawback policy,” applicable to the Company’s executive officers (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended).  The policy will appear in the Company’s Code of Business Conduct and Ethics, available in the Investor Relations section of the Company’s website at www.pier1.com.

Item 7.01	Regulation FD Disclosure.

On April 3, 2014, the Company issued a press release announcing the Company’s declaration of a quarterly cash dividend and that April 23, 2014 is the record date for its Annual Meeting of Shareholders to be held June 20, 2014.  Additionally, the Company provided details for its upcoming quarterly conference call.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 3, 2014 announcing the Company’s declaration of a quarterly cash dividend and the Company’s Annual Meeting of Shareholders and quarterly conference call information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: April 4, 2014	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 3, 2014 announcing the Company’s declaration of a quarterly cash dividend and the Company’s Annual Meeting of Shareholders and quarterly conference call information.